UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 20, 2022

________________

INTEGRATED BIOPHARMA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue
Hillside, New Jersey 07205
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2022, Carl DeSantis resigned from his position as a Class I Director of the Board of Directors (the "Board") of Integrated Biopharma Inc. (the “Company”).   Mr. DeSantis did not resign from the Board as a result of any disagreement related to the Company's operations, policies or practices.

On June 20, 2022, Damon DeSantis was appointed as a director of the Company to fill the vacancy resulting from Carl DeSantis's resignation from the Board.  Mr. Damon DeSantis will serve as a Class I Director and his term will expire in 2024.

Mr. D. Desantis currently serves as a board member of MacPherson’s, the largest employee-owned distributor of creative materials and art supplies in North America and since August 2021, Celsius Holding, Inc. (CELH), maker of the leading global fitness drink, CELSIUS®. His corporate business interests continue with ownership, direct investment, and board membership in a variety of private businesses in the hospitality, financial services, automotive, spirits and cannabis industries. Previously, Damon served as Chief Executive Officer of Rexall Sundown Nutritional Company, a former Nasdaq 100 company until 2001 as well as a board member of the company. Rexall Sundown was in the business of developing, manufacturing, packaging, marketing, and distributing nutritional products of over 2800 SKUs to wholesalers, distributors, retailers in the US and worldwide.

There is no arrangement or understanding with Mr. Damon DeSantis and any other person pursuant to which he was elected as a director of the Company. Mr. Damon DeSantis is the son of Mr. Carl DeSantis, one of the principal shareholders of the Company and a former member of the Board and was suggested by Mr. Carl DeSantis as his replacement on the Board.  Mr. Damon DeSantis is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

As compensation for his service on the Board for the fiscal year ending June 30, 2023, Mr. Damon DeSantis was granted a stock option for to purchase up to 50,000 shares of the Company's common stock (the "Option") at an exercise price equal to the closing price of the Company's common stock on the date that is five trading days after the grant date of June 20, 2022 or June 27, 2022.  The Option was issued pursuant to the Integrated Health Technologies, Inc. Stock Option Plan and vests and become exercisable in four equal installments (12,500 stock options each) on each of September 30, 2022, December 31, 2022, March 31, 2023 and June 30, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 5.07 shall be deemed to be furnished, and not filed:

99.1	Press Release Dated June 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit	Description

99-1	Press Release Dated June 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED BIOPHARMA, INC.

Date: June 21, 2022	By: /s/ Dina L Masi
Dina L Masi
Chief Financial Officer